Exhibit 99.7

2019-20

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

2019-20

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Travis Toews

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

October 24, 2019

ISBN 978-1-4601-4587-6 (Print)

ISBN 978-1-4601-4588-3 (PDF)

ISSN 1919-1529 (Print)

ISSN 1920-8804 (Online)

 TABLE OF CONTENTS

INTRODUCTION AND SUMMARY TABLES

Preface	i

Schedule of Amounts to be Voted	1

Voted Spending by Office	2

Amounts Not Required to be Voted by Office	2

Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	5

Office of the Auditor General	9

Office of the Ombudsman	13

Office of the Chief Electoral Officer	17

Office of the Ethics Commissioner	21

Office of the Information and Privacy Commissioner	25

Office of the Child and Youth Advocate	29

Office of the Public Interest Commissioner	33

Office of the Election Commissioner	37

PREFACE

The 2019-20 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2019. Together with the 2019-20 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2019 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

◾	Voted Spending by Office,
◾	Amounts Not Required to be Voted by Office, and
◾	Full-Time Equivalent Employment.

The details provided for each office presents information on amounts for each office to be drawn from the General Revenue Fund as required by section 24 of the Financial Administration Act. The details include the following information, as applicable:

◾	Amount to be Voted,
◾	Supplementary Information (including a statement of objective and services provided),
◾	Voted Spending by Program,
◾	Amounts Not Required to be Voted,
◾	Statement of Operations,
◾	Change in Capital Assets, where applicable, and
◾	Change in Inventory Assets, where applicable.

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2019-20 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The Standing Orders direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Appropriation Act, 2019 Bill introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2019-20 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each Office’s estimate amounts are divided into:

◾	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and
◾	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2019-20 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of October 24, 2019. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the Offices of the Legislative Assembly Estimates 2018-19 documents tabled on March 22, 2018. Any such differences are the result of adjustments applied to maintain the comparability of past amounts with the 2019-20 estimate amounts.

i

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an Office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2019. The Financial Administration Act requires the 2019-20 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriations under an appropriation act must be created pursuant to a supply vote, or a set of supply votes, as resolved by the Committee of Supply.

A Supply Vote is a discrete allocation from the 2019-20 estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, each office’s cash funding requirements for any and all expense, capital investment and financial transactions requirements are combined in a single vote for each Office and the Assembly itself.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments by the Consolidated Government in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of inventories. The only use of the financial transaction supply vote in this document is for the acquisition of inventories, and the subheaders used in the supply vote presentations reflect the more specific application.

PREFACE	ii

 SCHEDULE OF AMOUNTS TO BE VOTED

 SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL

OFFICE and VOTE	Estimate

Support to the Legislative Assembly	$67,343,000

Office of the Auditor General	$27,834,000

Office of the Ombudsman	$4,291,000

Office of the Chief Electoral Officer	$33,229,000

Office of the Ethics Commissioner	$945,000

Office of the Information and Privacy Commissioner	$7,578,000

Office of the Child and Youth Advocate	$15,525,000

Office of the Public Interest Commissioner	$1,149,000

Office of the Election Commissioner	$2,021,000

Total amount to be voted under section 1 of the Appropriation Act, 2019	$159,915,000

1	Offices of the Legislative Assembly

 VOTED SPENDING BY OFFICE

(thousands of dollars)		Comparable
		2018-19 Budget	2018-19 Actual	2019-20 Estimate

OPERATING EXPENSE
Support to the Legislative Assembly		66,327	60,907	66,031
Office of the Auditor General		27,735	26,809	27,715
Office of the Ombudsman		4,241	3,822	4,291
Office of the Chief Electoral Officer		37,899	20,308	32,329
Office of the Ethics Commissioner		970	888	945
Office of the Information and Privacy Commissioner		6,916	6,823	7,578
Office of the Child and Youth Advocate		15,275	14,383	15,275
Office of the Public Interest Commissioner		1,149	966	1,149
Office of the Election Commissioner		1,146	863	1,991

	Sub-Total	161,658	135,769	157,304

CAPITAL INVESTMENT
Support to the Legislative Assembly		1,050	453	1,050
Office of the Auditor General		99	322	119
Office of the Ombudsman		50	-	-
Office of the Chief Electoral Officer		1,050	1,210	900
Office of the Child and Youth Advocate		150	102	250
Office of the Election Commissioner		175	20	30

	Sub-Total	2,574	2,107	2,349

INVENTORY ACQUISITION
Support to the Legislative Assembly		262	203	262

Total		164,494	138,079	159,915

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE

EXPENSE
Support to the Legislative Assembly		2,354	1,296	1,789
Office of the Auditor General		250	197	210
Office of the Ombudsman		12	43	15
Office of the Chief Electoral Officer		645	836	720
Office of the Ethics Commissioner		15	24	3
Office of the Information and Privacy Commissioner		55	51	51
Office of the Child and Youth Advocate		406	99	250
Office of the Public Interest Commissioner		-	(18)	-
Office of the Election Commissioner		30	-	30

	Sub-Total	3,767	2,528	3,068

Total		3,767	2,528	3,068

Offices of the Legislative Assembly	2

FULL-TIME EQUIVALENT EMPLOYMENT

	Comparable 2018-19 Budget	2019-20 Estimate

Support to the Legislative Assembly	397	397
Office of the Auditor General	154	156
Office of the Ombudsman	32	33
Office of the Chief Electoral Officer	26	26
Office of the Ethics Commissioner	5	5
Office of the Information and Privacy Commissioner	42	47
Office of the Child and Youth Advocate	82	83
Office of the Public Interest Commissioner	5	5
Office of the Election Commissioner	3	3

Total	746	755

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Nathan Cooper

Speaker of the Legislative Assembly

Shannon Dean

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through them, Albertans make provincial laws and provide money needed by the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws so made by Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
LEGISLATIVE ASSEMBLY	67,639	61,563	67,343

5

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide for the necessary administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

Provides all services required for the operation of the Legislative Assembly including committees.

Provides for publication of Alberta Hansard, the Order Paper, Votes and Proceedings, and Bills.

Provides for public information, public education and visitor services programs.

Provides a library service to the Legislature, public service and general public.

Provides for expenses incurred in connection with inter-parliamentary relations activities.

Provides for payment of mailing, telephone, and other communication expenses for Members of the Legislative Assembly.

Provides for expenses for Members’ constituency and Legislature offices.

Provides for payment of indemnities, committee allowances, expense allowances, living and travel expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly as authorized by the Legislative Assembly Act.

Provides for payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Provides information technology and broadcast services to support Members of the Legislative Assembly.

Provides for legal, procedural and security services to support Members of the Legislative Assembly.

Provides for payment of expenses associated with the development, enhancement and maintenance of broadcast and IT infrastructure.

Support to the Legislative Assembly	6

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable
		2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1	Legislative Assembly Office Administration	23,686	21,273	23,602
2	Members of the Legislative Assembly Administration	33,972	30,735	33,760
3	New Democratic Party Caucus	3,427	3,765	2,906
4	United Conservative Party Caucus	3,218	3,117	3,997
5	Other Caucuses	1,449	1,495	1,191
6	Planning and Development Initiatives	325	272	325
7	Election Preparation	250	250	250

CAPITAL INVESTMENT
1	Legislative Assembly Office Administration	650	16	650
6	Planning and Development Initiatives	400	437	400

INVENTORY ACQUISITION
1	Legislative Assembly Office Administration	262	203	262

Total		67,639	61,563	67,343

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	2,092	1,209	1,527
Consumption of Inventory	262	214	262
Valuation Adjustments and Other Provisions	-	(127)	-

Total	2,354	1,296	1,789

7	Support to the Legislative Assembly

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

Other Premiums, Fees and Licences	3	-	3
Other Revenue	439	435	440
Total	442	435	443

EXPENSE

Support to the Legislative Assembly	68,681	62,203	67,820

Net Operating Result	(68,239)	(61,768)	(67,377)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Support to the Legislative Assembly	1,050	453	1,050

AMORTIZATION	(2,092)	(1,209)	(1,527)

Change in Capital Assets Total	(1,042)	(756)	(477)

CHANGE IN INVENTORY ASSETS
INVENTORY ACQUISITION

Support to the Legislative Assembly	262	203	262

CONSUMPTION	(262)	(214)	(262)

Change in Inventory Assets Total	-	(11)	-

Support to the Legislative Assembly	8

Office of the Auditor General

Doug Wylie

Auditor General

The vision and mission of the Office of the Auditor General is making a difference in the lives of Albertans by identifying opportunities to improve the performance of and confidence in the public service.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate

AUDITOR GENERAL	27,834	27,131	27,834

SUPPLEMENTARY INFORMATION

OBJECTIVE

To serve the Legislative Assembly and Albertans by examining and reporting publicly on government’s management of, and accountability practices for, the public resources entrusted to it. Under the Auditor General Act, the auditor general is the auditor of every ministry, department and regulated fund, and most provincial agencies.

We audit so we can report on how well government is managing its responsibilities and the province’s resources.

We look at the work of government through the lens of Albertans, and apply our professional expertise to provide conclusions on whether systems are working well and achieving the desired results. The provincial government is a large and complex organization. By its nature it is impossible for every aspect to be running smoothly all the time. Where we find systems and processes are not working as well as they could, we provide recommendations for improvement. These improvements aim to help the government succeed in delivering what it has set out to do for the people of Alberta.

SERVICES PROVIDED

The office’s core function is legislative auditing. We have two distinct lines of business designed to provide expert auditing of the government’s:

●	financial statements, and

●	management control systems and processes (Performance Auditing)

Audits of Financial Statements

Each year we audit the financial statements of those entities for which we are the appointed auditor, including the consolidated financial statements of the Province of Alberta. We issue an independent auditor’s report expressing an opinion on whether the financial statements are presented fairly in accordance with applicable standards. These recurring annual audits provide the Legislative Assembly and the people of Alberta with assurance on the quality of government’s financial reporting.

When auditing financial statements, we make recommendations to management if we find that an organization could improve its systems in areas such as oversight and accountability for results, internal control over financial management, management of information and related technology, or performance reporting.

Audits of Management Control Systems and Processes (Performance Auditing)

Performance audits are independent, objective and purposeful examinations of the performance of government organizations, programs and services.

We leverage the knowledge of government operations developed through our financial statement audits in carrying out our audits of management control systems and processes. If we find that an organization could improve its management control systems or processes, we make recommendations to management. We also make our findings and recommendations public in reports to the Legislative Assembly.

Our performance audit reports provide information, findings, observations and recommendations designed to promote an answerable, honest and productive public service and to encourage accountability for results and best practices.

Office of the Auditor General	10

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable
		2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1	Office of the Auditor General	27,735	26,809	27,715
CAPITAL INVESTMENT
1	Office of the Auditor General	99	322	119

Total		27,834	27,131	27,834

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	250	197	210

Total	250	197	210

11	Office of the Auditor General

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

None	-	-	-

EXPENSE

Office of the Auditor General	27,985	27,006	27,925

Net Operating Result	(27,985)	(27,006)	(27,925)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Auditor General	99	322	119

AMORTIZATION	(250)	(197)	(210)

Change in Capital Assets Total	(151)	125	(91)

Office of the Auditor General	12

Office of the Ombudsman

Marianne Ryan

Ombudsman

The Alberta Ombudsman serves Albertans by providing oversight of provincial government authorities, municipalities and other jurisdictional entities to ensure fair treatment through independent investigations, recommendations and education for all Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate

OMBUDSMAN	4,291	3,822	4,291

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Alberta Ombudsman responds to complaints of unfair treatment by provincial government authorities, municipalities (effective April 1, 2018), the Patient Concerns Resolution Process of Alberta Health Services, health professions and other designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Investigates written complaints of unfair administrative decisions, processes and treatment by authorities and organizations identified in the Ombudsman Act.

Provides an intake service to assist people to advance their complaint to the appropriate contact, department or other complaint mechanism within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, municipalities, designated professional organizations, the Patient Concerns Resolution Process of Alberta Health Services and Alberta municipalities in developing policy and procedures that enhance administrative fairness.

Offers public outreach services to increase and enhance awareness of the Ombudsman’s office.

Conducts “own motion” investigations where the Ombudsman, on her own initiative, investigates administrative issues within her jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	14

 VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable

	2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1 Office of the Ombudsman	4,241	3,822	4,291

CAPITAL INVESTMENT
1 Office of the Ombudsman	50	-	-

Total	4,291	3,822	4,291

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	12	22	15
Valuation Adjustments and Other Provisions	-	21	-

Total	12	4 3	15

15	Office of the Ombudsman

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

Other Revenue	-	2	-
Services charged to other Government Entities	448	387	467
Total	448	389	467

EXPENSE

Office of the Ombudsman	4,253	3,865	4,306
Net Operating Result	(3,805)	(3,476)	(3,839)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Ombudsman	50	-	-

AMORTIZATION	(12)	(22)	(15)

Change in Capital Assets Total	38	(22)	(15)

Office of the Ombudsman	16

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, and plebiscites in support of the Election Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
CHIEF ELECTORAL OFFICER	38,949	21,518	33,229

 SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, and plebiscites in support of the Election Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

Office of the Chief Electoral Officer	18

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable
		2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1	Corporate Services	4,849	4,913	4,607
2	Elections	28,082	5,051	27,722
3	Enumerations	4,968	10,344	-
CAPITAL INVESTMENT
1	Corporate Services	1,050	1,210	900

Total		38,949	21,518	33,229

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	645	789	720
Valuation Adjustments and Other Provisions	-	47	-

Total	645	836	720

19	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

Other Revenue	-	93	-

EXPENSE

Corporate Services	5,494	5,749	5,327
Elections	28,082	5,051	27,722
Enumerations	4,968	10,344	-
Total	38,544	21,144	33,049

Net Operating Result	(38,544)	(21,051)	(33,049)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Corporate Services	1,050	1,210	900
AMORTIZATION	(645)	(789)	(720)

Change in Capital Assets Total	405	421	180

Office of the Chief Electoral Officer	20

Office of the Ethics Commissioner

Marguerite Trussler, Q.C.

Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
ETHICS COMMISSIONER	970	888	945

 SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	22

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1 Office of the Ethics Commissioner	970	888	945

Total	970	888	945

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	15	2	3
Valuation Adjustments and Other Provisions	-	6	-
Write Down or Loss on Disposal of Capital Assets	-	16	-

Total	15	24	3

23	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE
None	-	-	-
EXPENSE
Office of the Ethics Commissioner	985	912	948

Net Operating Result	(985)	(912)	(948)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(15)	(2)	(3)
DISPOSALS OR WRITE OFFS	-	(16)	-

Change in Capital Assets Total	(15)	(18)	(3)

Office of the Ethics Commissioner	24

Office of the Information and Privacy Commissioner

Jill Clayton

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

 AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate

INFORMATION AND PRIVACY COMMISSIONER	6,916	6,823	7,578

 SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),
●	the Health Information Act (HIA), and
●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●

Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.
●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.
●	Receiving comments from the public concerning the administration of the Acts.
●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.
●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.
●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.
●	Commenting on the implications for access to or protection of health information.
●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner	26

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1 Office of the Information and Privacy Commissioner	6,916	6,823	7,578

Total	6,916	6,823	7,578

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	55	51	51

Total	55	51	51

27	Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

None	-	-	-

EXPENSE

Office of the Information and Privacy Commissioner	6,971	6,874	7,629

Net Operating Result	(6,971)	(6,874)	(7,629)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(55)	(51)	(51)

Change in Capital Assets Total	(55)	(51)	(51)

Office of the Information and Privacy Commissioner	28

Office of the Child and Youth Advocate

Del Graff

Child and Youth Advocate

The Office of the Child and Youth Advocate champions child and youth rights, amplifies child and youth voices, and fosters child and youth participation.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate

CHILD AND YOUTH ADVOCATE	15,425	14,485	15,525

 SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children with respect to any proceedings under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	The Advocate will promote the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identify areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	30

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable
		2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1	Child and Youth Advocate’s Office	1,120	949	1,065
2	Advocacy Services	2,874	2,622	2,904
3	Systemic Advocacy	453	328	461
4	Legal Representation for Children and Youth	3,570	4,567	3,582
5	Investigations	2,993	2,283	2,787
6	Intake, Engagement and Education	1,240	1,156	1,257
7	Strategic Support	3,025	2,478	3,219

CAPITAL INVESTMENT
7	Strategic Support	150	102	250

Total		15,425	14,485	15,525

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	306	82	150
Valuation Adjustments and Other Provisions	100	17	100

Total	406	99	250

31	Office of the Child and Youth Advocate

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

None	-	-	-

EXPENSE

Child and Youth Advocate’s Office	1,145	969	1,090
Advocacy Services	2,889	2,635	2,919
Systemic Advocacy	459	318	467
Legal Representation for Children and Youth	3,578	4,566	3,590
Investigations	3,022	2,287	2,816
Intake, Engagement and Education	1,248	1,129	1,265
Strategic Support	3,340	2,578	3,378

Total	15,681	14,482	15,525
Net Operating Result	(15,681)	(14,482)	(15,525)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Strategic Support	150	102	250

AMORTIZATION	(306)	(82)	(150)

CAPITAL TRANSFERS	-	(6)	-

Change in Capital Assets Total	(156)	14	100

Office of the Child and Youth Advocate	32

Office of the Public Interest Commissioner

Marianne Ryan

Public Interest Commissioner

The Public Interest Commissioner’s office administers the Public Interest Disclosure (Whistleblower Protection) Act by facilitating the disclosure and investigation of significant and serious matters that public service employees believe may be unlawful, dangerous to the public or injurious to the public interest.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate

PUBLIC INTEREST COMMISSIONER	1,149	966	1,149

 SUPPLEMENTARY INFORMATION

OBJECTIVE

The Public Interest Commissioner is an independent Officer of the Alberta Legislature responsible for investigating allegations of wrongdoing and reprisal in the public service. Legislated by the Public Interest Disclosure (Whistleblower Protection) Act (the Act), our office serves as a resource for provincial public service employees who believe wrongdoing is occurring in their organization. We work to foster a culture where whistleblowing is embraced and where employees and management share a common goal of detecting and remedying wrongdoing. An effective public service depends on the commitment of everyone working within it to maintain the highest possible standards of honesty, openness and accountability.

SERVICES PROVIDED

Facilitates the disclosure and investigation of significant and serious matters relating to government departments, public entities, elected officials and offices of the Legislature.

Enforces the protection provisions of the Act for public service employees who take steps in accordance with the Act.

Manages, investigates and make recommendations respecting disclosures of wrongdoings and complaints of reprisals.

Promotes public confidence in the administration of the public service.

Office of the Public Interest Commissioner	34

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1 Office of the Public Interest Commissioner	1,149	966	1,149

Total	1,149	966	1,149

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Valuation Adjustments and Other Provisions	-	(18)	-

Total	-	(18)	-

35	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE

None	-	-	-

EXPENSE

Office of the Public Interest Commissioner	1,149	948	1,149

Net Operating Result	(1,149)	(948)	(1,149)

Office of the Public Interest Commissioner	36

Office of the Election Commissioner

Lorne Gibson

Election Commissioner

The Office of the Election Commissioner is responsible for administering certain portions of the Election Act and the Election Finances and Contributions Disclosure Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
ELECTION COMMISSIONER	1,321	883	2,021

 SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Election Commissioner of Alberta is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Election Commissioner, the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

•	the Election Act, and
•	the Election Finances and Contributions Disclosure Act

SERVICES PROVIDED

1.	Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act and Election Finances and Contributions and Disclosure Act.
2.	Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.
3.	Conducts an investigation into any matter that might constitute an offence under the Election Act and the Election Finances and Contributions Disclosure Act.
4.	Conducts periodic investigations of the financial affairs and records of:
o	Registered parties and registered constituency associations,
o	Registered candidates in relation to election campaigns,
o	Registered nomination contestants in relation to nomination contests, and
o	Registered third parties in relation to election advertising or political advertising

Office of the Election Commissioner	38

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
OPERATING EXPENSE
1 Office of the Election Commissioner	1,146	863	1,991
CAPITAL INVESTMENT
1 Office of the Election Commissioner	175	20	30

Total	1,321	883	2,021

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	30	-	30

Total	30	-	30

39	Office of the Election Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2018-19 Budget	2018-19 Actual	2019-20 Estimate
REVENUE
Other Revenue	-	15	-
EXPENSE
Office of the Election Commissioner	1,176	863	2,021

Net Operating Result	(1,176)	(848)	(2,021)
CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Election Commissioner	175	20	30
AMORTIZATION	(30)	-	(30)

Change in Capital Assets Total	145	20	-

Office of the Election Commissioner	40